Exhibit 4.3

BROADWIND ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

(AS AMENDED THROUGH JUNE 9, 2009)

SECTION 1.

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)           “Administrator” shall mean the Board of Directors of the Company (herein after referred to as the “Board”), or one or more Committees appointed by the Board, as the case may be.

(b)           “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c)           “Award” shall mean any grant of an Option, Restricted Stock or Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.

(d)           “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.”  Solely for purposes of this Section 1(d), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(e)           The “Company” shall mean Broadwind Energy, Inc., a Delaware corporation.

(f)            “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to the Company’s Common Stock.

(g)           The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.

(h)           “Option” means an incentive stock option or nonqualified stock option granted pursuant to the Plan.

(i)            “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(j)            The “Participant” means (i) a key employee or officer of the Company or any Affiliate to whom an incentive stock option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a nonqualified stock option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Restricted Stock or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, key employee or officer, of the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.

(k)           “Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.

(l)            “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan.  Performance Objectives may include, but shall not be limited to, any one, or a combination of, (i) revenue, (ii) net income, (iii) earnings per share, (iv) return on equity, (v) return on assets, (vi) increase in revenue, (vii) increase in share price or earnings, (viii) return on investment, or (ix) increase in market share, in all cases including, if selected by the Administrator, threshold, target and maximum levels.

(m)          “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(n)           “Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(o)           “Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(p)           The “Plan” means the Broadwind Energy, Inc. 2007 Equity Incentive Plan, as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(q)           “Restricted Stock Award” shall mean any grant of restricted shares of Stock of the Company pursuant to Section 11 hereof.

(r)            “Restricted Stock Unit Award” shall mean any grant of restricted stock units pursuant to Section 11 hereof.

(s)           “Stock,” “Option Stock” or “Common Stock” shall mean the common stock, $0.001 par value of the Company reserved for Options and Awards pursuant to this Plan.

(t)            “Stock Appreciation Right” shall mean a grant pursuant to Section 13 hereof.

(u)           A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of the Company’s outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.

PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of Options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan; through the granting of “nonqualified stock options” pursuant to Section 10 of this Plan; through the granting of Restricted Stock or Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan.  Adoption of this Plan shall be and is expressly subject to the condition of approval by the stockholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board.  Any incentive stock options granted after adoption of the Plan by the Board shall be treated as nonqualified stock options if stockholder approval is not obtained within such twelve-month period.

SECTION 3.

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date of adoption by the Board, subject to approval by the stockholders of the Company as required in Section 2.

SECTION 4.

ADMINISTRATION

The Plan shall be administered by the Board or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”).  Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price, if any; and the performance criteria, if any, and any other terms and conditions of each Award.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.

PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The Administrator may grant additional Awards under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.

STOCK

The Stock to be issued under this Plan shall consist of authorized but unissued shares of Common Stock.  Five million five hundred thousand (5,500,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares reserved for Awards under this Plan shall be subject to adjustment as provided in Section 14 of the Plan; and provided, further, that all shares reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through incentive stock options.  The following shares of Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is terminated prior to the lapsing of the risks of forfeiture on such Award, (iv) shares of Common Stock used to pay the exercise price under any Award, (v) shares of Common Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (vi) shares of Stock covered by an Award to the extent the Award is settled in cash.

SECTION 7.

DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in Section 3.  Other Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Administrator.

SECTION 8.

PAYMENT

Participants may pay for shares upon exercise of Options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, previously-owned shares of the Company’s Common Stock, or any combination thereof.  Any stock so tendered as part of such payment shall be valued at such stock’s then Fair Market Value, or such other form of payment as may be authorized by the Administrator.  The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant.  “Previously-owned shares” means shares of the Company’s Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time as may be required by generally accepted accounting principles.

With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

SECTION 9.

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written incentive stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the incentive stock option.  Except as permitted by Code Section 424(a), or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an incentive stock option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Common Stock on the date of the grant of the Option.  The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)           Term and Exercisability of Incentive Stock Option.  The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  Except as permitted by Code Section 424(a), in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the incentive stock option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised.  In the event an incentive stock option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercisability of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)           Nontransferability.  No incentive stock option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution.  During the Participant’s lifetime, the incentive stock option may be exercised only by the Participant.  If the Participant shall attempt any transfer of any incentive stock option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

(d)           No Rights as Stockholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an incentive stock option until the date the Participant is recorded on the stock transfer books of the Company as the owner of the Stock.

No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such transfer is actually recorded (except as otherwise provided in Section 14 of the Plan).

(e)           Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an incentive stock option or a “disqualifying disposition” of shares acquired through the exercise of an incentive stock option as defined in Code Section 421(b).  In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Common Stock or by electing to have the Company withhold Common Stock otherwise issuable to the Participant as a result of the exercise of the incentive stock option.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or any Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date the incentive stock option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)            Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.  Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written nonqualified stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option.

(b)           Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised.  In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option Agreement.   The

Administrator may accelerate the exercisability of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)           Transferability.  A nonqualified stock option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution.  In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all nonqualified stock options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

(d)           No Rights as Stockholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a nonqualified stock option until the date the Participant is recorded on the stock transfer books of the Company as the owner of the Stock.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such transfer is actually recorded (except as otherwise provided in Section 14 of the Plan).

(e)           Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a nonqualified stock option.  In the event the Participant is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Common Stock or by electing to have the Company withhold Common Stock otherwise issuable to the Participant as a result of the exercise of the nonqualified stock option.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or any Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date the nonqualified stock option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(f)            Other Provisions.  The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock/restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be).  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

(a)           Number of Shares.  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock/Restricted Stock Unit Award.

(b)           Risks of Forfeiture.  The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture or vesting conditions, if any, including risks of forfeiture or vesting conditions based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock/Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse or vesting conditions shall vest.  The Administrator may, in its sole discretion and to the extent permitted by applicable tax and securities laws and regulations, accelerate the date on which the risks of forfeiture shall lapse or vesting conditions shall vest, but only with respect to those shares of Stock which are restricted as of the effective date of the acceleration.

(c)           Issuance of Shares; Rights as Stockholder.

(i)            With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall deliver such certificate to the Participant; provided, however, that the Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited.  Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock represented by such stock certificate and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a stockholder with respect to such shares.

(ii)           With respect to a Restricted Stock Unit Award, as the vesting conditions on the Restricted Stock Units are satisfied, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such Restricted Stock Units.  Until the vesting conditions on the Restricted Stock Units are satisfied, the Participant shall not be entitled to vote any shares of stock which may be acquired through the Restricted Stock Units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)           Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock/Restricted Stock Unit Award.  In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock, including shares of Stock received pursuant to the Restricted Stock/Restricted Stock Unit Award on which the risks of forfeiture have lapsed.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the lapsing of the risks of forfeiture on such Restricted Stock/Restricted Stock Unit.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(e)           Nontransferability.  No Restricted Stock/Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed.  If the Participant shall attempt any transfer of any Restricted Stock/Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock/Restricted Stock Unit Award shall terminate.

(f)            Other Provisions.  The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.

PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”).  The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

(a)           Awards.  Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.  Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b)           Performance Objectives, Performance Period and Payment.  The Performance Award Agreement shall set forth:

(i)            the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;

(ii)           one or more Performance Objectives established by the Administrator;

(iii)          the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv)          the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v)           the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c)           Withholding Taxes.  The Company or its Affiliates shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award.  In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, require the Participant to satisfy such obligations, in whole or in part, by delivering shares of the Company’s Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant as a result of the grant of Performance Shares.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)           Nontransferability.  No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution.  If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.

(e)           No Rights as Stockholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date Participant is recorded on the stock transfer books of the Company as the owners of the shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such transfer is actually recorded (except as otherwise provided in Section 14 of the Plan).

(f)            Other Provisions.  The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.

STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”).  The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:

(a)           Awards.  A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price.  Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.

(b)           Term and Exercisability.  The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator.  The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised.  In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement.  The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant.

(c)           Withholding Taxes.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right.  In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Common Stock or by electing to have the Company withhold Common Stock issuable to Participant as a result of the exercise of the Stock Appreciation Right.  Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.  In no event may the Participant deliver shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to deliver shares of Common Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(d)           Nontransferability.  No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution.  If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.

(e)           No Rights as Stockholder.  A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 14 of the Plan).

(f)            Other Provisions.  The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

SECTION 14.

RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Administrator may, in its sole discretion, adjust the number of shares of Stock reserved under Section 6 hereof, the number of shares of Stock covered by each outstanding Award, and, if applicable, the price per share thereof to reflect such change.  Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the agreement evidencing an Award, in the event of an acquisition of the Company through: the sale of substantially all of the Company’s assets and the consequent discontinuance of its business; an acquisition of 50% or more of the total combined voting power of all classes of securities of the Company; or a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise (collectively referred to as a “transaction”), the Administrator may provide for one or more of the following:

(a)           the equitable acceleration of the exercisability of any outstanding Options or Stock Appreciation Rights, the vesting and payment of any Performance Awards, or the lapsing of the risks of forfeiture on any Restricted Stock Awards;

(b)           the complete termination of this Plan, the cancellation of outstanding Options or Stock Appreciation Rights not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option or Stock Appreciation Right prior to the effectiveness of such transaction), the cancellation of any Performance Award and the cancellation of any Restricted Stock Awards for which the risks of forfeiture have not lapsed;

(c)           that Participants holding outstanding Options and Stock Appreciation Rights shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction over the price per share of such Options or Stock Appreciation Rights; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(d)           that Participants holding outstanding Restricted Stock Awards and Performance Share Awards shall receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such transaction, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(e)           the continuance of the Plan with respect to the exercise of Options or Stock Appreciation Rights which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such Options and Stock Appreciation Rights as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction;

(f)            the continuance of the Plan with respect to Restricted Stock Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(g)           the continuance of the Plan with respect to Performance Awards and, to the extent applicable, the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason for such transaction.

The Administrator may condition any acceleration of exercisability or other right to which Participant is not entitled upon any additional agreements from Participant, including, without limitation, a Participant agreeing to additional restrictive covenants (e.g., confidentiality, noncompetition, non-solicitation, non-circumvention, etc.) and Participant agreeing to continue to perform services for the Company, a successor or purchaser of all or any portion of the Company’s business or related assets for substantially the same base salary for a period of up to six months.

The Administrator may restrict the rights of or the applicability of this Section 14 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 15.

INVESTMENT PURPOSE

No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:

(a)           In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)           In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)           In the event of a transaction (as defined in Section 14 of the Plan), Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued in connection with an Award pursuant to the Plan to assure compliance with this Section 15.

SECTION 16.

AMENDMENT OF THE PLAN

The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant.  Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 14 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 17.

NO OBLIGATION TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.  Further, the granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ for any period.